Exhibit 99.1

Hilltop Media Contact:	Align Media Contact:
Ben Brooks | 214.252.4047	Kieran Sweeney | 619.333.2501
ben.brooks@hilltop-holdings.com	ksweeney@aligngeneral.com

Hilltop Investor Relations Contact:
Erik Yohe | 214.525.4634
eyohe@hilltop-holdings.com

Hilltop Holdings Inc. Announces Sale of National Lloyds

Corporation to Align Financial Holdings, LLC

Align Financial Holdings to Acquire National Lloyds in $150 Million Transaction

DALLAS (January 31, 2020) – Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) and Align Financial Holdings, LLC (“Align”) today announced that they have entered into a definitive agreement for the sale of Hilltop’s wholly owned subsidiary, National Lloyds Corporation (“National Lloyds”), to Align in an all-cash transaction valued at approximately $150 million, subject to post-closing adjustments.

National Lloyds is a Dallas-based specialty property insurer primarily serving owners of lower value homes and mobile homes. The company writes premiums through two subsidiaries, National Lloyds Insurance Company and American Summit Insurance Company (the “Carriers”), and also has wholly owned agency and services businesses, including Nalico General Agency (the “Agencies”). National Lloyds has an established distribution network of approximately 3,900 independent agencies and active licenses in more than 40 states.

Concurrent with the purchase of National Lloyds, Align has entered into a definitive agreement for the sale of the Carriers to ReAlign Insurance Holdings, LLC (“ReAlign”) in an all-cash transaction. ReAlign is an insurance holding company formed by ReAlign Capital Strategies, LLC and private investment fund, MGI Insurance Holdings, Inc. As part of the transaction, the Agencies retained by Align, or their affiliates, will enter into various agreements with the Carriers to provide services, including acting as a program underwriting manager and claims administrator for the Carriers post-transaction.

“We believe the sale of National Lloyds allows Hilltop to better focus our resources on growing our core operating companies of PlainsCapital Bank, PrimeLending, and HilltopSecurities,” said Hilltop Holdings President and CEO Jeremy B. Ford. “I have worked closely with National Lloyds since Hilltop first acquired it in 2007, and have remained proud of the company, its exceptional employees, and its strong results throughout that time. This transaction creates an exciting opportunity for the management and employees of National Lloyds to work with Align’s experienced leadership team.”

“We are excited to expand the number of talented people on our team and to add meaningfully to our agency operations through the acquisition of National Lloyds. We look forward to working with their impressive network of agents to serve their customers in new ways, building on the companies’ established legacy of success,” Align CEO Kieran Sweeney said. “During the course of its 70-year history, National Lloyds has built excellent product offerings in the specialty personal property marketplace. We believe Align’s unrelenting focus on superior underwriting, delivering quality specialty insurance products and using advanced technologies to enhance the customer experience, coupled with our relationship-based culture, will be a perfect fit for National Lloyds’ employees, clients and independent agents. We look forward to working with them all to position the company for future growth and success.”

The transaction has been approved by the boards of directors of Hilltop, Align and ReAlign and the parties expect the transaction to close in the second quarter of 2020, subject to customary closing conditions, including required regulatory approvals.

Piper Sandler & Co. is acting as exclusive financial advisor to Hilltop Holdings and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Hilltop Holdings in connection with the transaction. Durham Jones & Pinegar, P.C. is serving as legal counsel to Align Financial Holdings in connection with the transaction.

About National Lloyds

Founded in 1948, National Lloyds Corporation is a leading niche property/casualty underwriter in underserved markets in Texas and other Southern states, and is the parent company to National Lloyds Insurance Company, American Summit Insurance Company, and Nalico General Agency. Both National Lloyds Insurance Company and American Summit Insurance Company are A.M. Best “A” rated carriers. Find out more at www.NationaLloydsInsurance.com.

About Align Financial Holdings, LLC

Headquartered in San Diego, California, Align Financial Holdings, LLC is an insurance holding company that was founded in 2003 and owns and operates leading specialist program underwriting managers. The company’s subsidiaries include: Align General Insurance Agency, LLC, a specialty casualty general insurance agency; Catalytic Risk Managers & Insurance Agency, LLC, a leading independent program underwriting manager of property catastrophe insurance products in the U.S.; and Deposit Choice, a national provider of surety bonds and insurance products to the multifamily housing industry.

About ReAlign Insurance Holdings, LLC

ReAlign Insurance Holdings, LLC is a new insurance holding company formed by ReAlign Capital Strategies, LLC and private investors to acquire and own broadly licensed admitted and non-admitted insurance companies focused exclusively on the specialty program marketplace in the U.S.

About Hilltop Holdings Inc.

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At December 31, 2019, Hilltop employed approximately 4,950 people and operated approximately 440 locations in 44 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) the failure of the proposed transaction to close on the expected timeline or at all; (ii) the effect of the announcement of the transaction on customer relationships and operating results; and (iii) ability to obtain regulatory approvals and meet other closing conditions to the sale. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

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